MTS News Release

Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE February 5, 2018

MTS REPORTS FISCAL 2018 FIRST QUARTER FINANCIAL RESULTS

EDEN PRAIRIE, MN - February 5, 2018 - MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems and sensors, today reported financial results for its fiscal year 2018 first quarter ended December 30, 2017.

➢ Revenues of $194 million, driven by double-digit growth of 11% in Sensors year-over-year
➢ Consolidated gross margin improvement of 3 percentage points year-over-year to 40%

➢	Discrete tax benefit of $25 million from the Tax Cuts and Jobs Act of 2017

➢	Record quarterly GAAP earnings per share of $1.72, a $1.63 year-over-year increase

➢	Cash of $94 million on the balance sheet at quarter end

➢	Further deleveraging of the balance sheet with $22 million in first quarter long-term debt payments

Reflecting on the first quarter, Dr. Jeff Graves, President and Chief Executive Officer, stated, "We are pleased with our execution in the quarter, delivering revenue of over $194 million, gross margin in excess of 40% and earnings of $1.72 per share, while facing a strengthening demand environment. Excluding the special first quarter impacts of $1.32 per share from a reduction in the effective tax rate and discrete tax benefits, stemming from the Tax Cuts and Jobs Act of 2017, and $0.01 per share from restructuring actions, our earnings were solid at $0.41 per share. In addition to our current quarter operating results, the tax law changes will greatly benefit our company moving forward, reducing our effective tax rate from roughly 21-25%, to an anticipated 16-19%. Furthermore, our strong cash position and the ability to repatriate cash to the U.S. on favorable terms will further accelerate the deleveraging of our balance sheet this year."

"From a segment standpoint, our Sensors business maintained its strong performance, delivering double-digit growth for a third consecutive quarter with an excellent gross margin of roughly 51%," added Dr. Graves. "Our creation of a powerful, global industrial Sensors business continues to generate exciting growth, profitability and free cash flow for the Company. The breadth and strength of our Sensors product portfolio and the expanded ability to support customers worldwide is reflected in these results, and we are optimistic that the opportunities for our Sensors business will further expand as factory automation, defense programs, heavy equipment markets and a strong test environment for our Sensors customers remains."

"Our Test business performed in-line with our expectations, with revenues from backlog skewed to the second half of the year due to the timing of order intake in fiscal 2017, and higher custom project backlog weighting, which takes longer to convert into revenue. With the strength of our backlog, coupled with record orders in our fourth quarter of fiscal 2017, we remain confident that revenues will increase in the second half of the fiscal year," Dr. Graves stated.

MTS News Release

"Overall, the demand outlook in Test for the remainder of the fiscal year is solid, being driven heavily by vehicle light-weighting and the increasing use of additive manufacturing in the materials sector. We are also pleased with the demand for our core durability products, as electric and autonomous vehicle development continues to accelerate. We will continue to invest significantly in the operations of the Test business throughout fiscal 2018, to address the special needs of custom projects, positioning us for future growth in our rapidly evolving end markets."

Fiscal 2018 First Quarter Results
Revenue was $194.2 million, down $5.1 million or 2.6 percent, compared to the same quarter in the prior year, driven mainly by lower equipment volume in the Test business. Sensors revenue partially offset the decline with an 11.5 percent increase driven by greater demand in the Sensors position sector and new opportunities in the Sensors test sector.

Test orders for the quarter were $109.2 million, a 28.8 percent decrease over the fourth quarter of fiscal year 2017 and 7.3 percent lower than the same prior-year period. The overall decline from the prior year was attributable to large custom orders, which are subject to variability in timing of order execution. The Test opportunity pipeline has grown to just over $1 billion in opportunities over the next 12 months. Test ended the quarter with a backlog of $305.2 million, a 2.0 percent decline from the fourth quarter of fiscal year 2017.

Earnings before taxes totaled $9.5 million, up $7.3 million compared to the same prior-year period. The increase was driven by $11.4 million of non-recurring costs recognized in the prior year related to the PCB acquisition fair value inventory adjustment, investigation into code of conduct violations in our Test China operations and acquisition integration expenses, further expanded by strong current year growth in Sensors revenue. Partially offsetting the growth was a decline in Test revenue, driven by custom backlog conversion timing, along with continued investments in our Test business to drive future growth.

Diluted earnings per share on a GAAP basis was $1.72 compared to $0.09 in the same prior-year period on net income of $33.2 million and $1.7 million, respectively. Results for the first quarter of fiscal year 2018 included a reduction in the effective tax rate and discrete benefits stemming from the Tax Cuts and Jobs Act of 2017 (the Tax Act) signed into law during the quarter. Specifically, the Tax Act provided a $1.32 benefit to our first quarter of fiscal year 2018 earnings per share. Earnings per share for the first quarter of fiscal year 2017 was negatively impacted $0.44 by non-recurring costs associated with a fair value inventory adjustment related to the PCB acquisition, investigation efforts into code of conduct violations in our Test China operations and acquisition integration expenses.

Adjusted EBITDA, as described in the "Non-GAAP Financial Measures" section, reached $26.9 million in the first quarter of fiscal year 2018, up slightly from the fourth quarter of fiscal year 2017. Adjusted EBITDA decreased $4.6 million from the first quarter of fiscal year 2017 primarily due to a decline in Test revenue. A reconciliation of this non-GAAP financial measure to net income, the most directly comparable GAAP financial measure, is provided in Exhibit C of this earnings release.

Outlook
Strong demand in the Sensors business is anticipated to continue throughout fiscal year 2018, driven by new products across all major markets and geographies. Further realization of synergies, related to both operational efficiencies and revenue growth, is expected over the next several years as a result of integration efforts being substantially complete. This combination of positive factors is expected to yield strong, double-digit top line growth, along with gross margin and EBITDA expansion for the Sensor business in fiscal year 2018.

We continue to expect the Test business to experience flat to slightly declining revenue, with modest earnings growth, for the full year, with the second half anticipated to perform stronger than the first half of the year. Investments targeted specifically at operational efficiency initiatives and new products will continue throughout fiscal year 2018 given the solid outlook for Test demand in the next few years.

Based on these factors, the company reaffirms its expected fiscal year 2018 revenue range of $780 million to $820 million and adjusted EBITDA range of $120 million to $140 million. A reconciliation of adjusted EBITDA, a non-GAAP measure, to net income, the most directly comparable GAAP financial measure, is included in Exhibit D of

MTS News Release

this earnings release. Due to the Tax Act, the company now expects GAAP earnings per share to be in the range of $3.55 to $3.85 for fiscal year 2018. This guidance continues to reflect expected restructuring charges of $1.0 million to $3.0 million for actions initiated in fiscal year 2017.

Non-GAAP Financial Measures
We believe that disclosing diluted earnings per share excluding the impact from restructuring, acquisition integration expenses, acquisition inventory fair value adjustment and China investigation expenses is useful to investors as a measure of operating performance. We use this as one measure to monitor and evaluate operating performance. Diluted EPS excluding these items is a financial measure that does not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate this measure by adding back the after-tax effect of the restructuring expenses, acquisition integration expenses, acquisition inventory fair value adjustment and China investigation expenses to net income and dividing the result by the diluted weighted average shares outstanding.

We believe that disclosing earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA excluding the impact from stock-based compensation, restructuring expenses, acquisition integration expenses, acquisition inventory fair value adjustment and China investigation expenses (Adjusted EBITDA) is useful to investors as a measure of leverage and operating performance. We use these measures to monitor and evaluate leverage and operating performance. EBITDA and Adjusted EBITDA are financial measures that do not reflect GAAP. We calculate EBITDA by adding back interest, taxes, depreciation and amortization expense to net income. Adjusted EBITDA is calculated by adding back stock-based compensation, restructuring expenses, acquisition integration expenses, acquisition inventory fair value adjustment and China investigation expenses to EBITDA.

Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in Exhibits B, C and D of this earnings release.

First Quarter Conference Call
A conference call will be held on February 6, 2018, at 10:00 a.m. ET (9:00 a.m. CT). Call toll free +1-877-856-1958 (international toll +1-719-457-6931) and reference the conference pass code "2032825". Telephone replay will be available at 1:00 p.m. ET following the call until 1:00 p.m. ET, February 13, 2018. Call toll free +1-888-203-1112 (international toll +1-719-457-0820) and reference the conference pass code "2032825". A transcript of the call can also be accessed from the MTS website at http://investor.mts.com beginning on February 7, 2018.

About MTS Systems Corporation
MTS Systems Corporation’s testing hardware, software and services solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’s high-performance sensors provide controls for a variety of applications measuring motion, pressure, position, force and sound. MTS had 3,500 employees as of September 30, 2017 and revenue of $788 million for the fiscal year ended September 30, 2017. Additional information on MTS can be found at www.mts.com.

This release contains "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Statements made under the heading "Outlook" are forward-looking statements, and words such as "may," "will," "should," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions identify forward-looking statements in other parts of the release. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, statements about the opportunities and outlook for our Sensors and Test sectors and other statements that are not historical facts. These statements are based on MTS’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions that could cause MTS’s actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the "Risk Factors" section of MTS’s most recent Form 10-K filed with the Securities and Exchange Commission

MTS News Release

("SEC") and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The reports referenced above are available on MTS’s website at www.mts.com or on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which statements are made, and MTS undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.

Investor Relations Contact
Brian Ross
Senior Vice President and Chief Financial Officer
(952) 937-4000

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Three Months Ended
	December 30, 2017	December 31, 2016

Revenue	$194,162	$199,279
Cost of sales	116,234	125,815
Gross profit	77,928	73,464
Gross margin	40.1%	36.9%

Operating expenses
Selling, general and administrative	52,590	54,493
Research and development	8,841	8,681
Total operating expenses	61,431	63,174

Income from operations	16,497	10,290
Operating margin	8.5%	5.2%

Interest expense, net	(6,804)	(7,280)
Other income (expense), net	(223)	(829)

Income before income taxes	9,470	2,181
Income tax provision (benefit)	(23,681)	476
Net income	$33,151	$1,705

Earnings per share
Basic
Earnings per share	$1.73	$0.09
Weighted average common shares outstanding	19,124	18,969

Diluted
Earnings per share	$1.72	$0.09
Weighted average common shares outstanding	19,254	19,074

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	December 30, 2017	September 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$94,071	$108,733
Accounts receivable, net	124,511	123,994
Unbilled accounts receivable, net	69,558	76,914
Inventories, net	133,498	127,728
Other current assets	23,930	19,880
Total current assets	445,568	457,249

Property and equipment, net	97,619	99,930
Goodwill	369,959	369,762
Intangible assets, net	252,523	255,079
Other long-term assets	7,312	7,672
Total assets	$1,172,981	$1,189,692

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term borrowings	$5,000	$—
Current maturities of long-term debt, net	54,886	39,095
Accounts payable	48,861	47,515
Advance payments from customers	79,928	76,712
Other accrued liabilities	71,573	84,067
Total current liabilities	260,248	247,389

Long-term debt, less current maturities	382,161	418,544
Other long-term liabilities	68,992	94,982
Total liabilities	711,401	760,915

Shareholders' equity
Common stock, $0.25 par; 64,000 shares authorized:
17,780 and 17,760 shares issued and outstanding as
of December 30, 2017 and September 30, 2017, respectively	4,445	4,440
Additional paid-in capital	164,577	163,632
Retained earnings	289,105	261,258
Accumulated other comprehensive income (loss)	3,453	(553)
Total shareholders' equity	461,580	428,777
Total liabilities and shareholders' equity	$1,172,981	$1,189,692

MTS News Release

Exhibit A
MTS SYSTEMS CORPORATION
Segment Financial Information
(unaudited - in thousands)

	Three Months Ended
	December 30, 2017	December 31, 2016	% Variance
Test Segment
Revenue	$118,203	$131,126	(10)%
Cost of sales	79,064	84,292	(6)%
Gross profit	39,139	46,834	(16)%
Gross margin	33.1%	35.7%

Operating expenses	33,530	35,118	(5)%

Income from operations	$5,609	$11,716	(52)%

Sensors Segment
Revenue	$75,959	$68,153	11%
Cost of sales	37,170	41,523	(10)%
Gross profit	38,789	26,630	46%
Gross margin	51.1%	39.1%

Operating expenses	27,901	28,056	(1)%

Income (loss) from operations	$10,888	$(1,426)	864%

Total Company
Revenue	$194,162	$199,279	(3)%
Cost of sales	116,234	125,815	(8)%
Gross profit	77,928	73,464	6%
Gross margin	40.1%	36.9%

Operating expenses	61,431	63,174	(3)%

Income from operations	$16,497	$10,290	60%

MTS News Release

Exhibit B
MTS SYSTEMS CORPORATION
Reconciliation of Earnings Per Share Excluding Restructuring, Acquisition Integration
Acquisition Inventory Fair Value Adjustment and China Investigation Expenses
(unaudited - in thousands, except per share data)

	Three Months Ended
	December 30, 2017			December 31, 2016
	Pre-Tax	Tax	Net	Pre-Tax	Tax	Net
Net income	$9,470	$(23,681)	$33,151	$2,181	$476	$1,705
Restructuring expenses [1]	246	62	184	563	196	367
Acquisition integration expenses[2]	—	—	—	1,688	436	1,252
Acquisition inventory fair value adjustment[2]	—	—	—	7,724	1,993	5,731
China investigation expenses[2]	—	—	—	1,976	510	1,466
Adjusted net income [3]	$9,716	$(23,619)	$33,335	$14,132	$3,611	$10,521

Weighted average diluted common shares outstanding			19,254			19,074

Diluted earnings per share	$0.49	$(1.23)	$1.72	$0.11	$0.02	$0.09
Impact of restructuring expenses	0.01	—	0.01	0.03	0.01	0.02
Impact of acquisition integration expenses	—	—	—	0.10	0.03	0.07
Impact of acquisition inventory fair value adjustment	—	—	—	0.40	0.10	0.30
Impact of China investigation expenses	—	—	—	0.10	0.03	0.07
Adjusted diluted earnings per share [3]	$0.50	$(1.23)	$1.73	$0.74	$0.19	$0.55

1 In determining the tax impact of restructuring expenses, we applied the statutory rate in effect for each jurisdiction where restructuring expenses were incurred.

2 In determining the tax impact of acquisition integration, acquisition inventory fair value adjustment and China investigation expenses, we applied a U.S. effective income tax rate before discrete items to these expenses.

[3] Denotes non-GAAP financial measure.

MTS News Release

Exhibit C
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(unaudited - in thousands)

	Three Months Ended
	December 30, 2017	December 31, 2016
Net income	$33,151	$1,705
Income tax provision (benefit)	(23,681)	476
Interest expense, net	6,804	7,280
Depreciation and amortization	8,736	8,392
EBITDA[1]	25,010	17,853

Stock-based compensation	1,622	1,721
Restructuring expenses	246	563
Acquisition integration expenses	—	1,688
Acquisition inventory fair value adjustment	—	7,724
China investigation expenses	—	1,976
Adjusted EBITDA[1]	$26,878	$31,525

[1] Denotes non-GAAP financial measure.

MTS News Release

Exhibit D
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income - Outlook
(unaudited - in thousands)

	Twelve Months Ending

	September 29, 2018
	Low	High
Net income	$68,500	$74,500
Income tax provision (benefit)	(18,500)	(15,000)
Interest expense, net	25,500	28,500
Depreciation and amortization	36,000	38,000
EBITDA[1]	$111,500	$126,000

Stock-based compensation and non-recurring expenses[2]	8,500	14,000
Adjusted EBITDA[1]	$120,000	$140,000

[1] Denotes non-GAAP financial measure.

[2] Includes pre-tax forecast expenses for stock-based compensation and restructuring.